Exhibit 99.1
CorEnergy Announces MoGas Non-binding Open Season – REX/PEPL to MRT

FOR IMMEDIATE RELEASE

KANSAS CITY, Mo.—March 29, 2017 – MoGas Pipeline LLC (“MoGas”), a wholly-owned subsidiary of CorEnergy Infrastructure Trust, Inc. (“CorEnergy” or the “Company”) today announced a non-binding Open Season to solicit long-term commitments from shippers for firm transportation capacity on the MoGas Pipeline in eastern Missouri, referred to as the “Expansion Project”. The Expansion Project consists of looping its natural gas pipeline to add incremental firm capacity from either the Rocky Mountain Express (“REX”) or Panhandle Eastern (“PEPL”) pipelines to its interconnect with Enable Mississippi River Transport Pipeline (“MRT”), expanding the geographic reach of the existing MoGas Pipeline system. The Open Season provides an opportunity for interested shippers to acquire long-term firm capacity, under a minimum 10-year transportation service agreement and subject to other eligibility requirements.

Open Season Process

The Open Season begins at 9:00 AM Central Time, April 1, 2017 and will close at 5:00 PM Central Time, June 30, 2017. Bids must be received by 5:00 PM Central Time on June 30th. After the close of this non-binding Open Season, MoGas will follow-up with parties submitting bids. MoGas reserves the right to hold a follow-up open season or to proceed with the Expansion Project without holding another open season. More information concerning the Expansion Project, and the non-binding Open Season is available on the MoGas website www.mogaspipe.com or by contacting the MoGas representative listed below.

Cy Zebot
Senior Vice President, MoGas Pipeline, LLC
Phone: 636-856-8035 or 772-766-4013
czebot@mogaspipe.com

About MoGas Pipeline LLC

MoGas owns an approximately 263-mile FERC regulated interstate natural gas pipeline system in the St. Louis area and in central Missouri that delivers natural gas to both investor-owned and municipal local distribution systems, having pipeline receipt and delivery interconnects with REX, PEPL and MRT.

About CorEnergy Infrastructure Trust, Inc.

    1100 Walnut, Suite 3350, Kansas City, MO 64106 | Main: 816-875-3705 | Fax: 816-875-5875 | corenergy.reit

CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns essential midstream and downstream energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We seek long-term contracted revenue from operators of our assets, primarily under triple net participating leases. For more information, please visit corenergy.reit.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

Contact Information:

CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Schorgl, 877-699-CORR (2677)
 info@corenergy.reit